                                                                    Exhibit 99.1


02/18
David Weinstock
Vice President, Investor Relations
(215) 444-5335
dweinstock@advanta.com

Catherine Reid
Vice President, Communications
(215) 444-5073
creid@advanta.com

                                                   FOR IMMEDIATE RELEASE

                    ADVANTA REPORTS THIRD QUARTER EARNINGS


Spring House, PA, October 24, 2002 - Advanta Corporation (NASDAQ: ADVNB; ADVNA) today announced operating results from continuing business segments of $0.38 per diluted share for Class A and Class B shares combined, for the quarter ended September 30, 2002, unchanged from the third quarter of 2001. Advanta reported consolidated net income for the quarter of $6.3 million or $0.25 per share on a diluted basis for its Class A and Class B shares combined. This compares to a net loss of $41.7 million or $1.59 per share on a diluted basis reported for the third quarter of 2001.

Business Card results for the third quarter included a favorable decline in charge-offs to 8.9% on an annualized basis as compared to 9.0% at June 30, 2002. Over 90 day delinquencies declined 37 basis points to 2.99% while over 30 day delinquencies increased 7 basis points to 6.66% at the end of the third quarter. The on-balance sheet loan loss reserve as a percent of owned receivables was 9.8% at September 30, 2002, representing approximately 14 months of estimated losses based on third quarter net charge-offs. Managed receivables grew to $2.3 billion at September 30, 2002 as compared to $2 billion at September 30, 2001. Consolidated net income for the quarter includes an asset valuation charge associated with the Company's venture capital portfolio and net interest expense not associated with continuing business segments.

The Company also announced that its full-year 2002 earnings from continuing business segments are expected to be within a range of $1.42 and $1.50 per diluted share, the upper end of which is within analysts' estimates. "We continue to have declining loss rates despite a difficult economic environment," said Dennis Alter, Chairman and CEO. "While prudent growth rates and the environment are now expected to keep earnings somewhat below our goals for the year, we are pleased with the solid developments in credit quality and the quality of the customer base we are building."

The Company completed the repurchase of the 1.5 million shares initially authorized under its stock repurchase plan, and in connection with a second authorization has repurchased an additional 210,000 shares, for a total repurchased through October 23, 2002 of approximately 1,710,000 shares of its Class B Common Stock. The Company intends further stock repurchases under the remaining unused authorization of approximately 1,290,000 shares.

Advanta management will hold a conference call with analysts and institutional investors today, October 24, 2002, at 9:00 a.m. Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing
(719) 457-0820 and referring to confirmation code 309038.

Advanta is a highly focused financial services company serving the small business market. Advanta leverages direct marketing and information based expertise to identify potential customers and new target markets and to provide a high level of service tailored to the unique needs of small business. Using these distinctive capabilities, Advanta has become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending, direct mail, and affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) political, social and/or general economic conditions that affect the level of new account acquisitions, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or loan balances; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables;
(8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with customers, significant vendors and business partners; (11) the amount and cost of financing available to the Company; (12) the ratings on the debt of the Company and its subsidiaries; (13) revisions to estimated charges associated with the discontinued operations of our mortgage and leasing businesses; and
(14) the impact of litigation. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

                                  ADVANTA CORP.

                   SUPPLEMENTAL CONSOLIDATING INCOME STATEMENT
                                 (IN THOUSANDS)


                                     Three Months Ended
                                     September 30, 2002
------------------------------------------------------------------------------------------
                                        Advanta
                                        Business      Venture
                                         Cards        Capital       Other (A)      Total
                                        --------      --------      --------      --------
Interest income                         $ 21,082      $      0      $  2,837      $ 23,919
Interest expense                           8,978           176         1,898        11,052
                                        --------      --------      --------      --------
Net interest income                       12,104          (176)          939        12,867
Provision for credit losses                9,179             0           242         9,421
                                        --------      --------      --------      --------
Net interest income after provision
   for credit losses                       2,925          (176)          697         3,446
Noninterest revenues:
   Securitization income                  29,168             0             0        29,168
   Interchange income                     24,237             0             0        24,237
   Servicing revenues                      8,334             0             0         8,334
   Other revenues, net                       (87)       (3,505)         (126)       (3,718)
                                        --------      --------      --------      --------
Total noninterest revenues                61,652        (3,505)         (126)       58,021
Expenses:
   Operating expenses                     47,983           688           306        48,977
   Minority interest in income of
     consolidated subsidiary                   0             0         2,220         2,220
                                        --------      --------      --------      --------
Total expenses                            47,983           688         2,526        51,197
                                        --------      --------      --------      --------
Income (loss) before income taxes         16,594        (4,369)       (1,955)       10,270
Income tax expense (benefit)               6,388        (1,682)         (752)        3,954
                                        --------      --------      --------      --------
Net income (loss)                       $ 10,206      $ (2,687)     $ (1,203)     $  6,316
                                        ========      ========      ========      ========


(A) Other includes insurance operations, investment and other activities not attributable to other segments.

                                  ADVANTA CORP.

                        SUPPLEMENTAL NON-GAAP DISCLOSURE
                          MANAGED INCOME STATEMENT (A)
                                 (IN THOUSANDS)


                                        Three Months Ended
                                        September 30, 2002
------------------------------------------------------------------------------------------
                                        Advanta
                                        Business     Venture
                                         Cards       Capital       Other (C)      Total
                                        --------     --------      --------      --------
Interest income                         $102,719     $      0      $  2,837      $105,556
Interest expense                          19,314          176         1,898        21,388
                                        --------     --------      --------      --------
Net interest income                       83,405         (176)          939        84,168
Provision for credit losses (B)           49,762            0           242        50,004
                                        --------     --------      --------      --------
Net interest income after provision
   for credit losses                      33,643         (176)          697        34,164
Noninterest revenues:
   Interchange income                     24,237            0             0        24,237
   Other revenues, net                     6,697       (3,505)         (126)        3,066
                                        --------     --------      --------      --------
Total noninterest revenues                30,934       (3,505)         (126)       27,303
Expenses:
   Operating expenses                     47,983          688           306        48,977
   Minority interest in income of
     consolidated subsidiary                   0            0         2,220         2,220
                                        --------     --------      --------      --------
Total expenses                            47,983          688         2,526        51,197
                                        --------     --------      --------      --------
Income (loss) before income taxes         16,594       (4,369)       (1,955)       10,270
Income tax expense (benefit)               6,388       (1,682)         (752)        3,954
                                        --------     --------      --------      --------
Net income (loss)                       $ 10,206     $ (2,687)     $ (1,203)     $  6,316
                                        ========     ========      ========      ========


(A) In addition to analyzing the financial performance of Advanta Business Cards under generally accepted accounting principles, we analyze Advanta Business Cards' performance on a managed receivable portfolio basis. To do so, we adjust the Advanta Business Cards income statement to reverse the effects of securitization. Our managed business credit card receivable portfolio is comprised of owned and securitized business credit card receivables.
(B) The provision for credit losses includes the amount by which the provision for credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses on securitized receivables been equal to actual reported charge-offs.
(C) Other includes insurance operations, investment and other activities not attributable to other segments.

                                  ADVANTA CORP.

                                   Highlights
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                 Three Months Ended
                                                    ----------------------------------------------      Percent Change from
                                                     Sept. 30,         June 30,         Sept. 30,        Prior      Prior
EARNINGS                                               2002              2002             2001          Quarter     Year
--------                                            -----------      -----------       -----------      -------     -----
Gross revenues                                      $    81,940      $    87,400       $    75,679        (6.2)%      8.3%
Basic income from continuing operations
  per common share                                         0.25             0.28              0.09       (10.7)       N/M
Diluted income from continuing operations
  per common share                                         0.25             0.27              0.09        (7.4)       N/M
Basic net income (loss) per common share                   0.25            (0.06)            (1.61)        N/M        N/M
Diluted net income (loss) per common share                 0.25            (0.06)            (1.59)        N/M        N/M
Return on average common equity                            6.99%           (1.62)%          (42.07)%       N/M        N/M
Diluted net income per common share
  from continuing business segments (A)             $      0.38      $      0.32       $      0.38        18.8        0.0

COMMON STOCK DATA
-----------------
Weighted average common shares
   used to compute:
Basic earnings per common share                          25,038           25,320            25,936        (1.1)%     (3.5)%
Diluted earnings per common share                        25,664           26,790            26,241        (4.2)      (2.2)

Ending shares outstanding                                28,240           28,562            27,024        (1.1)       4.5

Stock price:
 Class A
   High                                             $    11.450      $    14.550       $    19.100       (21.3)     (40.1)
   Low                                                    7.600           10.400             8.000       (26.9)      (5.0)
   Closing                                               10.050           10.860             9.400        (7.5)       6.9
 Class B
   High                                                  11.440           14.040            17.100       (18.5)     (33.1)
   Low                                                    7.350           10.240             8.100       (28.2)      (9.3)
   Closing                                               10.330           10.930             8.950        (5.5)      15.4

Cash dividends declared
 Class A                                                  0.063            0.063             0.063         0.0        0.0
 Class B                                                  0.076            0.076             0.076         0.0        0.0

Book value per common share                               14.44            14.20             14.10         1.7        2.4

BUSINESS CREDIT CARDS
---------------------
Origination volume                                  $ 1,348,154      $ 1,305,479       $ 1,138,747         3.3%      18.4%
Securitization volume                                    65,000          110,000            75,000       (40.9)     (13.3)
Average managed receivables                           2,230,089        2,110,420         1,946,737         5.7       14.6
Ending managed receivables                            2,253,513        2,188,046         1,996,963         3.0       12.8
Managed net interest margin                               14.96%           15.64%            15.24%       (4.3)      (1.8)
As a percentage of gross managed receivables:
   Total receivables 30 days or more delinquent            6.66             6.59              5.92         1.1       12.5
   Net charge-offs                                         8.93             9.00              7.90        (0.8)      13.0

(A) Includes net income of the Advanta Business Cards segment and the Venture Capital segment with the exception of venture capital valuation adjustments, net of tax. Excludes net income of the Other segment and results of discontinued operations.


             - Statistical Supplement available at www.advanta.com -

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